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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: OCTOBER 13, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                   000-21729                 73-1247666
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company reported that it had extended the maturity dates for each of the notes due October 9, 2003 with a total principal balance of $1.3 million. The maturity dates were extended to April 9, 2004 through the issuance of new notes in the same form, as filed with the Company's Current Report on Form 8-K, dated April 10, 2003. The maturing notes were surrendered to the Company in exchange for the new notes and payment of all interest due under the maturing notes paid in common stock through September 30, 2003 and in cash for the period from October 1 through October 9, 2003. The notes bear interest at an annual rate of ten percent (10%) and mature upon the earlier of six months from the issuance date or a triggering event as defined in the notes. The Company expects that it will extend the maturity dates for the remaining notes outstanding on the same terms and conditions and in that event will periodically report such extensions.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  The viaLink Company

Date: October 13, 2003            By: /s/ Brian Carter
                                      Brian Carter
                                      Vice President and Chief Financial Officer